                        ARTICLES OF INCORPORATION

                                   OF                                    [STAMP]

                        AUDIO INTERNATIONAL, INC.


     The undersigned natural person of the age of twenty-one (21) years or more, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the Arkansas Business Corporation Act, hereby certifies as follows:

     1.  The name of this corporation is Audio International, Inc.

     2. The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it, are as follows:

         (a)  The design and marketing of audio and video systems.

         (b)  To conduct any other business enterprise not contrary to law.

         (c) To buy, sell, lease, use, develop, mortgage, improve and otherwise deal in and dispose of all types of real or personal property in connection with the conduct of business enterprise carried on by the corporation.

         (d) To exercise all of the powers enumerated in Section 4 of the Arkansas Business Corporation Act.

     3.  The period of existence of this corporation shall be perpetual.

     4. The registered office of this corporation shall be located at 4618 John F. Kennedy Blvd, Suite 198, North Little Rock, Arkansas 72116 and the name of the registered agent of this corporation at that address is Wayne Ritchie.

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ARTICLES OF INCORPORATION

     5. The total amount of the authorized capital stock of this corporation is 1,000 shares of common stock with $1.00 par value each.

     6. This corporation shall not commence business until at least Three Hundred Dollars ($300.00) has been received as consideration for the issuance of shares.

     7.  The name and post office address of each incorporator is as follows:


       NAME:                  POST OFFICE ADDRESS:
       ----                   -------------------

      Neil Deininger          425 North University
                              Little Rock, Arkansas  72205-3108


     8. The number of Directors constituting the initial Board of Directors shall be two. At the meeting of the shareholders next following the time when the number of shareholders of record shall be more than two, additional Directors shall be elected so that the total number of Directors shall be equal to the number of shareholders of record (but not to exceed five unless the corporate bylaws specifically so provide).

     9. The President and Secretary of the corporation shall have the authority on behalf of the corporation to enter into any contract between the corporation and all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the corporation or its shareholders; or (c) requiring the corporation or its shareholders to purchase such shares upon stated contingencies. In addition, any and all of such restrictions, options or


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ARTICLES OF INCORPORATION

requirements may be imposed on all shares of the corporation, issued and unissued, upon the unanimous resolution of the Board of Directors and the consent of all stockholders as of the date of the Board's resolution.

     10. No contract entered into by this corporation shall be invalid or unenforceable because of the interest of any Director in the contract, either directly or indirectly.

     11. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the


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ARTICLES OF INCORPORATION

corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by it or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a good manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in request of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in the defense of any claim, issue or matter therein, he shall


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ARTICLES OF INCORPORATION

be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director,


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ARTICLES OF INCORPORATION

officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (h) The powers and duties of the corporation to indemnify any person under this Article shall apply with equal force whether an action, suit, or proceeding is threatened or commenced in this State or outside this State.

     12. The Board of Directors of the corporation shall be authorized to repurchase or redeem shares of the corporation whether the same be done from earned surplus or capital surplus, other than revaluation surplus, of the corporation, so long as the same shall otherwise be authorized by law and in conformity with the provisions of the Articles of Incorporation of the corporation or any amendment thereof; provided, however, such provisions shall not be construed as a right of the corporation to purchase or redeem any share of the corporation without the consent of the holder of such share unless such share shall have been issued with a right of repurchase or redemption reserved to the corporation or pursuant to any lawful agreement between the corporation and such shareholder.


                                         6

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ARTICLES OF INCORPORATION

     13. Unless the bylaws of the corporation otherwise provide for a greater number, a quorum at any meeting of the shareholders of the corporation shall consist of one-third (1/3) of the shares entitled to vote thereat, represented in person or by duly authorized proxy at such meeting.

     14. The corporation, acting through its Board of Directors, shall be authorized to enter into any general or limited partnership with any other person, firm or corporation for the purposes of carrying out any of the objects or purposes of the corporation.

     SIGNED this 2nd day of January, 1987.


                                    /s/  Neil Deininger
                                    --------------------------------
                                    Neil Deininger

                              ARTICLES OF AMENDMENT

                                       OF                            [STAMP]

                             AUDIO INTERNATIONAL, INC.


     We, the President and Secretary of Audio International, Inc., a business corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, hereby certify that:

     The following amendment to the Articles of Incorporation was adopted at a special meeting of the stockholders on the 20th day of FEBRUARY, 1996:

          RESOLVED, that the Corporation elects to be treated as a corporation under Arkansas Business Corporation Act of 1987.

          FURTHER RESOLVED, that the Corporation is hereby authorized to amend
     Article 4 of its Articles of Incorporation to read as follows:

          4. The registered office of the Corporation shall be located at 7300 Industry Drive, North Little Rock, Arkansas, 72117, and the name of the registered agent of this Corporation at that address is Wayne Richie.

     On the date of the adoption of the resolution there were 100 shares of common stock outstanding and all of said stock voted affirmatively for the amendment hereinabove set forth.

     IN TESTIMONY WHEREOF, we have hereunto set our hands as the President and Secretary, respectively, of Audio International, Inc., on this 20th day of FEBRUARY, 1996.

                                        AUDIO INTERNATIONAL, INC.

                                   By: /s/ Rick Marsh
                                      ------------------------------------------
                                      Rick Marsh, President

ATTEST:

/s/ Wayne Richie
-------------------------------
Wayne Richie, Secretary


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